SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2008

BUCKHEAD COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-53197	58-2265980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 504-2557

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers

Departure of Directors and Executive Officer

On November 25, 2008, director and named executive officer Andrew K. Walker gave notice of his resignation, effective immediately, from his positions as an executive officer and director of each of Buckhead Community Bancorp, Inc. (the “Company”) and The Buckhead Community Bank (the “Bank”), the wholly-owned banking subsidiary of the Company. Mr. Walker has not expressed any disagreement with the operations, policies or practices of either the Company or the Bank.

On November 25, 2008, director Jackson P. Turner gave notice of his resignation, effective immediately, from his position as a director of each of the Company and the Bank. His service on the Audit Committee terminated with his resignation as a director. Mr. Turner has not expressed any disagreement with the operations, policies or practices of either the Company or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKHEAD COMMUNITY BANCORP, INC.

Dated: November 28, 2008	By:	/s/ Dawn Kinard
Dawn Kinard
Chief Financial Officer